UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2022

Laser Photonics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-56166	84-3628771
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 N. Keller Rd. Suite G Orlando, FL	32810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	N/A	N/A

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 22, 2022, the Board of Directors of the registrant (“Laser Photonics”) appointed Timothy Schick, CFA, age 56, to be its Vice President of Finance. Mr. Schick also serves as the principal financial officer and principal accounting officer of Laser Photonics. From August 2019 to July 2022, Mr. Schick served as the Head of Finance at Jupiter Marine International in Bradenton, Florida, where he oversaw that company’s accounting and accounts payable staff, as well as managed financial planning and analysis.  In addition, he was responsible for new model year cost and pricing, production scheduling, fixed asset accounting, work-in-process measurement and tracking, liability insurance administration, plant security, waste management planning and HAZMAT compliance. From June 2016 to August 2019 Mr. Schick was Director of Financial Planning & Analysis at Everglades Boats in Edgewater, Florida, where he installed and managed all new financial processes, including comprehensive planning, financial statement construction, budgeting, forecasting, reporting, analysis, key metric and performance dashboard design and development, work-in-process reporting and work order scheduling. From September 2013 to June 2016 Mr. Schick was Manager of Financial Planning & Analysis at Uni-Select/Auto Plus in Atlanta, Georgia performing similar functions as with Everglades Boats. Mr. Schick earned a Bachelor of Science in Aerospace Engineering from the United States Naval Academy, a Master of Science in Aeronautics & Astronautics from Massachusetts Institute of Technology and an MBA from the University of North Florida.

 In connection with his appointment as Vice President of Finance, Mr. Schick entered into an employment agreement under which he will receive an annual base salary of $80,000, an option under Laser Photonics’ 2019 Stock Incentive Plan to acquire 25,000 shares of Laser Photonics common stock that vests in equal amounts over a four-year period commencing with the anniversary date of his employment with accelerated vesting in the event of a change of control of Laser Photonics. The foregoing is a summary of the terms of the employment agreement with Mr. Schick and is qualified in its entirety by the Offer of Employment Agreement attached hereto and incorporated herein as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Offer of Employment Agreement dated July 21, 2022 between Laser Photonics Corporation and Timothy Schick

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASER PHOTONICS CORPORATION

Date: July 28, 2022	By:	/s/ Wayne Tupuola
Wayne Tupuola
President and CEO

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